Natus Medical Announces Second Quarter 2017 Financial Results

•	Reports record second quarter 2017 revenue of $122.2 million

•	Reports second quarter GAAP earnings (loss) per share of ($0.15) and non-GAAP of $0.34 per share

PLEASANTON, Calif. (July 26, 2017) - Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months ended June 30, 2017.

For the second quarter ended June 30, 2017, the Company reported revenue of $122.2 million, an increase of 27.3% compared to $96.0 million reported for the second quarter 2016. GAAP gross profit margin was 54.1% vs. 59.9% reported for the second quarter 2016. GAAP net loss was $5.0 million, or $(0.15) per diluted share, compared with GAAP net income of $10.5 million, or $0.32 per diluted share in the second quarter 2016.

Non-GAAP earnings per diluted share was $0.34 for the second quarter 2017, compared to $0.39 in the second quarter 2016. Non-GAAP net income was $11.2 million for the second quarter 2017 compared to the prior year's second quarter non-GAAP net income of $12.8 million. Non-GAAP gross profit margin was 60.6% vs. 60.5% reported for the second quarter of 2016.

For the six months ended June 30, 2017, the Company reported revenue of $246.9 million, an increase of 34.7% compared to $183.3 million reported for the same period in 2016. GAAP Gross profit margin was 53.8% vs. 61.0% reported for the same period in 2016. GAAP net loss was $4.7 million, or $(0.14) per diluted share, compared with GAAP net income of $19.1 million, or $0.58 per diluted share in the same period in 2016.

Non-GAAP earnings per diluted share was $0.64 for the first six months in 2017, compared to $0.72 in the same period in 2016. The Company reported non-GAAP net income of $21.0 million for the six months ended June 30, 2017, compared to the prior year's non-GAAP net income of $23.9 million.

The Company repurchased $1.0 million of its stock during the second quarter of 2017.

"I am very pleased with our record second quarter revenues and our non-GAAP earnings that exceeded the high-end of our guidance. Recently acquired Otometrics had another strong quarter and is ahead of our goal to achieve 10% non-GAAP operating margins for 2017. I am also pleased that we achieved year-over-year revenue growth in our international neurodiagnostic business. This segment had been under pressure in recent years due to a combination of soft international markets and the strong dollar. We are hopeful these headwinds are now behind us," said Jim Hawkins, President and Chief Executive Officer of the Company.

"At our recent Analyst Day, we unveiled Otoscan, Otometric's revolutionary hearing aid fitting product. Otoscan looks to digitize the hearing aid fitting process from the initial hearing aid fitting, to the manufacturer, and to the customer. We anticipate the introduction of Otoscan in our first quarter 2018. Otoscan represents a large opportunity for Natus in the growing worldwide hearing aid fitting market," Hawkins continued.

Financial Guidance

For the third quarter of 2017, the Company provided revenue guidance of $121.0 million to $123.0 million and non-GAAP earnings per share guidance of $0.37 to $0.38.

For the full year 2017, the Company maintained revenue guidance of $505.0 million to $510.0 million and maintained its non-GAAP earnings per share to $1.70 to $1.75.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, which the Company expects to be approximately $5.7 million and $22.8 million for the third quarter 2017 and full year, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.17 and $0.69 for the respective periods. Non-GAAP earnings per share also excludes the direct and transition costs of the Otometrics acquisition, which are estimated to be approximately $3 million to $4 million for the full year 2017 excluding the inventory FMV step-up of $4.4 million required for purchase accounting.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense and excludes all but restructuring charges from the calculation of non-GAAP gross margin: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discreet items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, July 26, 2017. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 55329407. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 55329407. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in neurological dysfunction, epilepsy, sleep disorders, newborn care, hearing impairment and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding Otometrics revenue growth rate, increasing the profitability of Otometrics, the anticipated revenue and GAAP and non-GAAP earnings per share for the third quarter and full year 2017 and the impact of amortization expense associated with acquisition-related intangible assets. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate the Otometrics acquisition and achieve our profitability goals for Otometrics, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, shipments and revenue associated with our Medix subsidiary's contract with the Venezuela Ministry of Health and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2016, and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenue	$122,227	$95,958	$246,887	$183,287
Cost of revenue	54,589	37,879	111,503	70,348
Intangibles amortization	1,500	604	2,500	1,205
Gross profit	66,138	57,475	132,884	111,734
Gross profit margin	54.1%	59.9%	53.8%	61.0%
Operating expenses:
Marketing and selling	30,354	21,237	62,569	41,831
Research and development	13,713	7,105	26,466	14,907
General and administrative	24,156	11,923	40,172	24,404
Intangibles amortization	3,885	2,197	7,959	4,332
Restructuring	307	1,083	593	1,118
Total operating expenses	72,415	43,545	137,759	86,592
Income (loss) from operations	(6,277)	13,930	(4,875)	25,142
Interest expense	(1,281)	(92)	(2,261)	(110)
Other income/(expense), net	903	117	843	591
Income (loss) before tax	(6,655)	13,955	(6,293)	25,623
Provision for income tax expense (benefit)	(1,621)	3,443	(1,606)	6,573
Net (loss) income	$(5,034)	$10,512	$(4,687)	$19,050
Earnings (loss) per share:
Basic	$(0.15)	$0.32	$(0.14)	$0.59
Diluted	$(0.15)	$0.32	$(0.14)	$0.58
Weighted-average shares:
Basic	32,529	32,438	32,507	32,521
Diluted	33,034	32,983	33,061	33,118

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	March 31,	December 31,
	2017	2017	2016
ASSETS

Current assets:
Cash and investments	$80,303	$112,862	$247,570
Accounts receivable, net	114,063	114,386	86,638
Inventories	69,278	67,684	49,587
Other current assets	23,340	21,539	22,004
Total current assets	286,984	316,471	405,799

Property and equipment, net	20,853	20,896	17,333
Goodwill and intangible assets	320,824	316,639	190,277
Deferred income tax	14,714	14,678	14,915
Other assets	19,211	20,171	20,688
Total assets	$662,586	$688,855	$649,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,762	$26,073	$18,700
Accrued liabilities	44,662	44,652	37,895
Deferred revenue	14,813	14,811	23,346
Total current liabilities	86,237	85,536	79,941

Long-term liabilities:
Long-term debt, net	109,498	149,889	140,000
Deferred income tax	31,037	24,811	3,684
Other long-term liabilities	9,323	8,208	8,013
Total liabilities	236,095	268,444	231,638
Total stockholders’ equity	426,491	420,411	417,374
Total liabilities and stockholders’ equity	$662,586	$688,855	$649,012

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	June 30, 2017	June 30, 2016
Operating activities:
Net income (loss)	$(5,034)	$10,512
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	5,353	408
Depreciation and amortization	7,075	4,173
Loss on disposal of property and equipment	(11)	(46)
Warranty reserve	2,902	1,383
Share-based compensation	2,219	2,102
Changes in operating assets and liabilities:
Accounts receivable	(6,532)	(2,672)
Inventories	1,470	1,255
Prepaid expenses and other assets	(1,709)	(1,778)
Accounts payable	352	(896)
Accrued liabilities	(2,745)	(336)
Deferred revenue	441	(323)
Deferred income tax	4,757	(171)
Net cash provided by operating activities	8,538	13,611
Investing activities:
Acquisition of businesses, net of cash acquired	(5,731)	(501)
Purchases of property and equipment	(493)	(182)
Purchase of intangible assets	—	(243)
Sale of short-term investments	9,084	—
Net cash provided by (used in) investing activities	2,860	(926)
Financing activities:
Proceeds from stock option exercises and Employee Stock Purchase Program purchases	1,825	1,584
Repurchase of common stock	(960)	(7,691)
Taxes paid related to net share settlement of equity awards	(539)	(558)
Deferred debt issuance costs	—	—
Proceeds from borrowings	—	10,000
Payments on borrowings	(40,000)	—
Net cash provided by (used in) financing activities	(39,674)	3,335
Exchange rate changes effect on cash and cash equivalents	4,801	(1,021)
Net increase (decrease) in cash and cash equivalents	(23,475)	14,999
Cash and cash equivalents, beginning of period	103,778	81,285
Cash and cash equivalents, end of period	$80,303	$96,284

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP based results:
Income (loss) before provision for income tax	$(6,655)	$13,955	$(6,293)	$25,623

Non-GAAP adjustments:
Intangibles Amortization - Cost of revenue	1,500	604	2,500	1,205
Intangibles Amortization - Operating expense	3,885	2,197	7,959	4,332
Recall Accrual and Remediation Efforts (COGS)	2,381	—	4,659	267
Recall Accrual and Remediation Efforts (R&D)	2,406	—	5,103	—
Restructuring	361	1,083	593	1,118
Litigation	750	—	1,336	—
Direct costs of acquisitions (COGS)	2,401	—	4,370	—
Direct costs of acquisitions (M&S)	(31)	(583)	(36)	(583)
Direct costs of acquisitions (G&A)	852	—	913	—
Direct costs of acquisitions (OI&E)	24	74	48	74
Peloton Collection Reserve	4,058	—	4,058	—
Discontinued product line charges (COGS)	1,684	—	1,684	—
Discontinued product line charges (G&A)	429	—	429	—
Non-GAAP income before provision for income tax	14,045	17,330	27,323	32,036

Income tax expense, as adjusted	$2,841	$4,554	$6,292	$8,129

Non-GAAP net income	$11,204	$12,776	$21,031	$23,907
Non-GAAP earnings per share:
Basic	$0.34	$0.39	$0.65	$0.74
Diluted	$0.34	$0.39	$0.64	$0.72

Weighted-average shares used to compute
Basic non-GAAP earnings per share	32,529	32,438	32,507	32,521
Diluted non-GAAP earnings per share	33,034	32,983	33,061	33,118

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP Gross Profit	66,138	57,475	132,884	111,734
Amortization of intangibles	1,500	604	2,500	1,205
Acquisition charges	2,401	—	4,370	—
Recall accrual and remediation efforts	2,381	—	4,659	267
Discontinued product line charges	1,684	—	1,684	—
Non-GAAP Gross Profit	74,104	58,079	146,097	113,206
Non-GAAP Gross Margin	60.6%	60.5%	59.2%	61.8%

GAAP Operating Profit	(6,277)	13,930	(4,875)	25,142
Amortization of intangibles	5,385	2,801	10,459	5,537
Recall accrual and remediation efforts	4,787	—	9,762	267
Litigation	750	—	1,336	—
Restructuring and acquisition charges	3,583	500	5,840	535
Peloton collection reserve	4,058	—	4,058	—
Discontinued product line charges	2,113	—	2,113	—
Non-GAAP Operating Profit	14,399	17,231	28,693	31,481
Non-GAAP Operating Margin	11.8%	18.0%	11.6%	17.2%

GAAP Provision for income tax expense (benefit)	(1,621)	3,443	(1,606)	6,573
Effect of accumulated change of pretax income	3,791	846	7,041	1,642
Effect of change in annual expected tax rate	467	265	653	464
Tax audit reserve	—	—	—	(550)
Effect on acquisition cost	204	—	204	—
Non-GAAP Income tax expense, as adjusted	2,841	4,554	6,292	8,129

	Quarter Ended	Year to Date
	September 30, 2017	December 31, 2017
GAAP EPS Guidance	$0.17 - $0.18	$0.55 - $0.60
Amortization of Intangibles	0.17	0.69
Restructuring	0.06	0.36
Litigation	—	0.02
Recall Accrual and Remediation Efforts	—	0.04
Direct cost of acquisitions	0.03	0.22
Peloton collection reserve	—	0.12
Discontinued product line charges	—	0.06
Tax effect	(0.06)	(0.36)
Non-GAAP EPS Guidance	$0.37 - $0.38	$1.70 - $1.75